Exhibit 99.1

Central European Distribution Corporation Closes its Investment in the Whitehall Group; Raises Full Year 2008 and Full Year 2009 Guidance

Bala Cynwyd, Pennsylvania, May 26, 2008: Central European Distribution Corporation (NASDAQ: CEDC) today announced that it has closed its acquisition of a 49.9% voting interest and a 75% economic interest in the Whitehall Group. The total consideration for the acquisition comprises $200 million to be paid in cash at closing, $55 million in CEDC shares to be issued to the seller and a deferred payment of €16 million to be paid on the first anniversary of the closing. The terms of the investment also include a call option for CEDC to acquire, subject to certain conditions, the remaining interests in the Whitehall Group on December 31, 2013, as well as a put option for the seller exercisable at the same price at the same time. The Whitehall Group will continue to be led by its founder and CEO, Mr. Mark Kaouffman, who will retain voting and management control over the entire Whitehall Group. The cash component of the purchase price was financed through a combination of proceeds from the Company’s recent $310 million Convertible Notes offering and existing cash on hand.

The Whitehall Group is a leading importer of premium spirits and wines in Russia. Its  50/50 joint venture with Moët Hennessy International imports and distributes in Russia the Hennessy, Dom Pérignon, Moët & Chandon and Veuve Clicquot brands, as well as other brands from the Moët Hennessy portfolio. These Moët Hennessy brands are very well-positioned with leading market positions in the cognac and champagne segments in Russia.

The Whitehall Group is also the exclusive importer for many leading wine companies including, among others, Concha y Toro and Constellation Brands, as well as certain Gruppo Campari brands.

Based on information provided by the management of the Whitehall Group, we expect the Whitehall Group to generate sales of approximately $200 million for the full year 2008, representing an increase of approximately 15%-20% over its 2007 annual net sales.

William Carey, President and CEO commented, “The Whitehall Group is one of the premier spirit companies in Russia with its leading spirit and wine import portfolio and solid management team. We are investing in a great company that is only at the beginning of its growth curve. The Company’s portfolio is well-positioned to take advantage of the strong economic trends in Russia, which are driving higher consumer spending and demand for premium products. We look forward to working together with Mark Kaouffman and his management team to continue to grow this business.”

Mark Kaouffman, CEO of Whitehall commented, “William Carey and his team have built an unparalleled platform in Central Europe. The alignment of interests between CEDC and all partners and stakeholders in the Whitehall Group underpins this deal as a great opportunity to develop our business in the increasingly attractive Russian market. We are very excited about this new challenge and I am personally totally committed to it.”

As a result of this acquisition, the Company is raising its full year 2008 net sales guidance from $1.47 – $1.57 billion to $1.57 – $1.70 billion and its full year comparable fully-diluted earnings per share guidance from $2.30 – $2.45 to $2.50 – $2.65. The Company is also increasing its 2009 net sales guidance from $1.70 – $1.80 billion to $1.93 – $2.03 billion and comparable fully-diluted earnings per share guidance from $3.00 – $3.20 to $3.50 – $3.70.

BNP Paribas is acting as financial advisor and Dewey & LeBoeuf LLP is acting as legal advisor to CEDC. Rothschild is acting as financial advisor and Darrois Villey Maillot Brochier is acting as legal advisor to Whitehall Group.

CEDC has included fully diluted net income per share guidance on a non-GAAP basis, referred to in this release as “comparable fully-diluted earnings per share.” CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the reconciliation set forth below provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release. Our full year guidance for 2008 and 2009 are forward-looking statements. For more information on forward-looking statements please refer to the last paragraph of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC operates 17 distribution centers and 87 satellite branches and imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teachers Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to CEDC’s full year 2008 and 2009 net sales and comparable fully diluted earnings per share guidance and statements regarding our expectations for our strategic investment in the Whitehall Group. Forward-looking statements involve known and unknown risks and uncertainties, including risks relating to our ability to successfully complete and integrate our investments and achieve the benefits we anticipate there from, that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2007, and in other documents filed by CEDC with the Securities and Exchange Commission.

Contact:

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

Full Year Guidance, 12 Months Ending December 31,	2008	2009
Range for GAAP Fully Diluted Earnings per Share	$2.58	$3.43
	$2.73	$3.63

Foreign exchange impact related to outstanding Senior Secured Notes	(0.17)	—	(A	)
Other acquisition related costs	0.01	—	(B	)
Cost associated with early retirement of debt	0.01	—	(C	)
Impact of expensing stock options	0.07	0.07	(D	)

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.50	$3.50
	$2.65	$3.70

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and Senior Convertible Notes. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.
B.	Represents other miscellaneous pre-acquisition financing costs related to the Parliament acquisition in 2008.
C.	Represents the net after tax impact of costs associated with retirement of $14 million of the Senior Secured Notes in 2008.
D.	On January 1, 2006, CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.